                                                                      EXHIBIT 11

                         American Greetings Corporation
                         ------------------------------

                       Computation of Earnings Per Share
                       ---------------------------------

                                          (Unaudited)                      (Unaudited)
                                Nine Months Ended November 30,  Three Months Ended November 30,
                                -----------------------------   ------------------------------
                                   1995            1994           1995            1994
                                   ----            ----           ----            ----
Average number of
  common shares outstanding    74,488,463      74,294,081     74,616,823      74,373,754
                             =============    ===========    ===========     ===========




Net income (thousands)       $     69,813    $    105,468    $    17,484    $     58,890
                             =============    ===========    ===========     ===========

Primary earnings per share   $       0.94    $       1.42    $      0.24    $       0.79
                             =============    ===========    ===========     ===========



                                     Computation of Fully-Diluted Earnings Per Share  (a)
                                     -----------------------------------------------

                                            (Unaudited)                     (Unaudited)
                                 Nine Months Ended November 30,    Three Months Ended November 30,
                                 ------------------------------    -----------------------------
                                     1995            1994           1995            1994
                                     ----            ----           ----            ----
Average number of common
shares outstanding
on a fully diluted
basis assuming exercise of
stock options based on
the treasury stock method
using the average market price
which was higher than the
ending market price            75,584,381      75,362,206     75,745,828      75,410,957
                             =============    ===========    ===========     ===========

Net income (thousands)       $     69,813    $    105,468    $    17,484    $     58,890
                             =============    ===========    ===========     ===========

Fully-diluted earnings
  per share                  $       0.92    $       1.40    $      0.23    $       0.78
                             =============    ===========    ===========     ===========

(a) This calculation is submitted in accordance with the Securities Exchange Act of 1934 although not required by Accounting Principles Board Opinion No. 15, since less than a 3% dilution results.
